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                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this Registration Statement on Form S-4 of our report dated October 28, 2005, except for Note P, as to which the date is November 5, 2005, on our audits of the consolidated financial statements of Peoples Community Bancorp, Inc. as of September 30, 2005 and 2004 and for the years ended September 30, 2005 and 2004. We also consent to the references to our firm under the caption "experts".


                                        /s/ BKD, LLP



Cincinnati, Ohio
April 19, 2006